UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (937) 445-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2017, NCR Corporation (the “Company”) announced the launch of a secondary offering (the “Offering”) of 342,000 shares of its Series A Convertible Preferred Stock (“Series A Convertible Preferred Stock”). The shares of Series A Convertible Preferred Stock are being offered solely by certain existing stockholders of the Company affiliated with The Blackstone Group L.P. (the “selling stockholders”) and the Company will not receive any of the proceeds of the Offering. The shares of Series A Convertible Preferred Stock are convertible into shares of common stock of the Company (“Common Stock”). On March 13, 2017, the Company issued a press release announcing the commencement of the Offering, which press release is attached hereto as Exhibit 99.1.

In addition, on March 10, 2017, in a privately negotiated transaction, the Company entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with the selling stockholders whereby the selling stockholders have agreed to convert a portion of their shares of Series A Convertible Preferred Stock remaining after the Offering into approximately 3 million shares of Common Stock and to sell those shares of Common Stock to the Company at a purchase price per share equal to $48.47 (the closing price of the Common Stock on the New York Stock Exchange on March 10, 2017) (the “Stock Repurchase”). The Stock Repurchase Agreement contains customary representations, warranties and covenants. The Stock Repurchase is conditioned upon the consummation of the Offering.

In connection with the Offering and the Stock Repurchase, on March 13, 2017, the Company entered into a waiver and amendment of the Investment Agreement, dated as of November 11, 2015, by and among the Company and the selling stockholders (“Waiver and Amendment”), whereby the Company agreed to waive certain transfer restrictions applicable to the selling stockholders to permit the sales of the Series A Convertible Preferred Stock and Common Stock described above. In addition, the selling stockholders agreed to extend the transfer restrictions applicable to their remaining Series A Convertible Preferred Stock until December 1, 2017.

The foregoing descriptions do not purport to be a complete statement of the parties’ rights and obligations under each of the Stock Repurchase Agreement and the Waiver and Amendment, and are qualified in their entirety by reference to the full text of each of the Stock Repurchase Agreement and the Waiver and Amendment, which will be filed as exhibits with the Company’s next quarterly report on Form 10-Q.

Item  9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated March 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Edward Gallagher
Edward Gallagher
Senior Vice President, General Counsel and Secretary

Date: March 13, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release, dated March 13, 2017.